UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

Akorn, Inc.

(Exact name of registrant as specified in charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On January 24, 2019, Akorn, Inc. (the “Company” or “Akorn”) appointed Christopher C. Young to the position of Executive Vice President, Global Operations, reporting to Douglas Boothe, President & Chief Executive Officer (“CEO”). Mr. Young, age 47, brings twenty-five years of pharmaceutical experience to Akorn having most recently been the Executive Vice President of Global Operations for Alvogen, Inc. from 2013 to 2018. Prior to Alvogen, Mr. Young was Vice President of Operations in the United States and India for Actavis. Mr. Young received his undergraduate degree from Gettysburg College and his MBA from Rutgers University.

In connection with the above, the Company and Mr. Young entered into an offer letter agreement (the “Offer Letter”), effective January 24, 2019.

The Offer Letter provides that Mr. Young’s annual base pay will be $375,000 and he will be eligible for a target annual bonus equal to 50% of base salary and an incremental bonus equal to 25% of base salary if the Company exceeds applicable financial and quality compliance targets for the year.

Mr. Young will also be eligible to participate in the Company’s long-term incentive program reserved for key executives and senior level management pursuant to which he may be granted long-term incentive awards on an annual basis. The total award value for Mr. Young’s initial long-term incentive grant will be equal to 100% of Mr. Young’s base salary. Any long-term incentive awards for which Mr. Young would be eligible are subject to the terms of the applicable Company plan and annual Board approval.

On his start date, Mr. Young was granted nonqualified stock options with a grant-date value of $375,000 and restricted stock units with a grant-date value of $375,000, in each case vesting in equal installments on the first four anniversaries of the grant date. Because these nonqualified stock options and restricted stock units were made under the Company’s 2017 Omnibus Incentive Compensation Plan, the terms of such awards will be consistent with the terms of such plan and the Company’s previous filed forms of award agreement.

The Offer Letter entitles Mr. Young to relocation benefits in connection with his relocation to Illinois.

In addition, Mr. Young will be covered under the Company’s executive programs for severance, including in connection with a change in control. Under the current programs, if Mr. Young’s employment is terminated by the Company without “cause”, Mr. Young would be entitled to a lump-sum payment equal to a prorated portion of his total eligible annual bonus, a lump-sum cash payment equal to one year of base annual compensation and total eligible annual bonus, and one year of continued benefits, including life insurance and welfare benefits. Also under the current programs, if Mr. Young’s employment is terminated either by Mr. Young for “good reason” or by the Company without “cause”, within the ninety day period prior to the Company entering into a definitive agreement that would result in a “change of control”, or within twelve months following a “change in control”, he would be entitled to a prorated portion of his total eligible annual bonus, a lump-sum cash payment equal to one times his annual base salary and total eligible annual bonus, one year of continued benefits, life insurance and welfare benefits. The Company may condition the payment of severance benefits upon Mr. Young’s delivery of a release of employment-related claims in favor of the Company.

The foregoing description of the Offer Letter is qualified in its entirety by the text of the Offer Letter, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships between Mr. Young and any of the Company’s current executive officers or directors. Except for his Offer Letter, Mr. Young is not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K.

(d)

On January 24, 2019, the Company appointed Thomas G. Moore and Douglas S. Boothe to the Board of Directors of the Company (the “Board”), filling two new seats on the Board.

Mr. Moore, age 67, brings 35 years of strategic and operational pharmaceutical experience as a former executive at the global company Abbott Laboratories, later known as Hospira, and its affiliates. Mr. Moore served as President of Hospira USA from 2009 until his retirement in 2014. He was President of Global Pharmaceuticals for Hospira Worldwide, Inc. from 2007 to 2009, and served as VP and General Manager of Specialty Pharmaceuticals for Hospira, Inc. from 2003 to 2007. Mr. Moore sits on the Board of Trustees for Rosalind Franklin University of Medicine and Science. Previously, Mr. Moore was a member of the boards of the Generic Pharmaceutical Association, the Society for Vascular Surgery (f/k/a American Vascular Association), and XHOPL, Ltd., a joint venture corporation for the manufacturing of injectable oncology pharmaceuticals. Mr. Moore received his undergraduate degree from Loyola Marymount University Los Angeles, and his Doctor of Pharmacy from the University of Southern California.

In connection with his appointment to the Board, Mr. Moore was also appointed to serve on the Compensation Committee of the Board. Upon his appointment to the Board, Mr. Moore was awarded a grant of 20,000 stock options which vest on the one year anniversary of their grant date. Mr. Moore will receive compensation for his service on the Board and its committees consistent with other Board members and as described in the Company's 2018 Proxy Statement.

There are no family relationships between Mr. Moore and any of the Company’s current executive officers or directors and Mr. Moore is not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K.

Mr. Boothe, age 55, is the recently appointed President and CEO of the Company. There are no family relationships between Mr. Boothe and any of the Company’s current executive officers or directors. Except for his employment agreement, Mr. Boothe is not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K.

(e)

Also on January 24, 2019, the Company awarded Duane A. Portwood, Executive Vice President & Chief Financial Officer, a Retention Premium Award (“RPA”) of $400,000 in connection with the Company’s ongoing retention efforts. The Company identified Mr. Portwood as a select employee whose contributions are considered particularly critical to the success of the Company. The RPA will be paid in two equal installments: (1) upon Mr. Portwood’s signing of the award agreement, and (2) on the next regularly scheduled payroll date after the anniversary of the signed agreement (in each case, an “Installment Date”). Mr. Portwood’s receipt of the RPA installments is conditioned upon his remaining employed at the Company through the relevant Installment Date and his performance meeting expectations and is subject to other terms and conditions as set forth in the RPA.

The foregoing description of the RPA is qualified in its entirety by the text of the Form of RPA, a copy of which is attached as Exhibit 10.2 to Akorn’s Report on Form 8-K filed with the SEC on December 17, 2018, and is incorporated herein by reference.

Item 7.01      Regulation FD Disclosure.

The Company has decided to engage PJT Partners as its financial advisor, AlixPartners as its operational advisor, and Cravath, Swaine & Moore LLP as its legal counsel to assist with the development of its business plan and engagement with key stakeholders.

On January 28, 2019, the Company issued a press release announcing some of the events described in this Item 7.01 and above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes statements that may constitute “forward looking statements”, including expectations regarding revitalization, business plan, stakeholder engagement, and other statements regarding Akorn’s goals and strategy. When used in this document, the words “will,” “anticipate,” “plan,” “continue,” “believe,” “estimate,” “intend,” “anticipate,” “could,” “expect” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of Akorn and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) the effect of the Delaware court’s recent decision against Akorn on Akorn’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by Akorn with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at Akorn and any actions taken by Akorn, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, and (vii) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of Akorn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (as filed with the Securities and Exchange Commission (“SEC”) on February 28, 2018) and in Part II, Item 1A, “Risk Factors,” of Akorn’s Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 2018 (as filed with the SEC on May 2, August 1, and November 6, 2018), and other risk factors identified from time to time in our filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. Akorn undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

10.1	Form of Offer Letter Agreement effective January 24, 2019, between Akorn, Inc. and Christopher Young

10.2	Form of Retention Premium Award incorporated by reference to Exhibit 10.2 to Akorn’s Report on Form 8-K filed on December 17, 2018

99.1	Press Release dated January 28, 2019, issued by Akorn entitled “Akorn Announces New Executive and Board Appointments”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.

Date: January 28, 2019	By:	/s/ Duane A. Portwood
		Name:	Duane A. Portwood
		Title:	Executive Vice President &
Chief Financial Officer